Exhibit 99.1

AmerInst Insurance Group, Ltd. Continental Building, 25 Church Street PO Box HM 1601 Hamilton HM GX, BERMUDA Tel: (441) 295-6015 Fax: (441) 295-1702 www.amerinst.bm

March 31, 2016

My fellow shareholders,

The Board of Directors of AmerInst Insurance Group, Ltd. (“AmerInst” or the “Company”) is pleased to announce that the Company has declared a dividend to be paid on or before March 31, 2016 to shareholders of record as of March 15, 2016. This marks the 62nd consecutive dividend that the Company has declared. Your dividend check for 25 cents per share is enclosed.

At the 2016 annual meeting the Board will consider further 2016 dividends, and also changing any future dividend declarations to an annual basis, rather than twice a year as is its current practice, beginning with the 2017 annual meeting.

We are seeing positive, steady performance from our accountants’ and lawyers’ professional liability insurance programs. Our customer base continues to grow as more small firms buy into the concept of a web-based platform that provides ease, convenience and flexibility. Policyholders may access a quick quote, online application or a short-form policy renewal whenever and wherever they choose. Delivering an online, secure and paperless experience is critical to how we write business and service our customers.

Technology is driving change. Small firms like yours may lack the resources to keep pace with mega issues such as cybercrime, data breaches and internal theft. We have enhanced our policyholder risk management hotline to help you manage the threats and risks of today’s rapidly evolving landscape. Now, you have access to the same network security and privacy tools typically reserved for larger companies – and resources and planning tips that will minimize your exposures and risks. To learn more, visit www.protexureaccountants.com and www.protecturelawyers.com. Both sites are also accessible at www.amerinst.bm.

Thank you for choosing us to help you pursue your insurance needs. For questions or more information about AmerInst, please feel free to contact me at 505-998-3205 or idiamond@redw.com.

Shareholder inquiries and requests for change of mailing or email address, transfer, name change, or redemption of shares should be referred to our Shareholder Services Division: AmerInst Insurance Group, Ltd.—Shareholder Services, c/o Cedar Management Limited, P.O. Box HM 1601, Hamilton HM GX, Bermuda. Tel: 800-422-8141/Fax: 441- 295-1702; email: amerinst@cedar.bm.

Sincerely,

Irvin F. Diamond, CPA

Chairman

This Chairman’s Letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements, as well as specific statements regarding (i) our ability to continue meeting our obligations to policyholders and shareholders, (ii) the progress and high percentage of policy renewals with our accountants’ and lawyers’ professional liability programs, and (iii) our ability to declare and pay dividends to our shareholders in the future. Some or all of the events or results anticipated by these forward-looking statements may not occur. Factors that could cause actual results to differ materially include difficult economic conditions and unexpected changes in insurance laws and regulations. Additional risk factors related to AmerInst and an investment in our common stock are contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015. AmerInst does not undertake any duty nor does it intend to update the results of these forward-looking statements.